EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Equity Trust
File Number: 811-945
Registrant CIK Number: 0000034273

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series   2 - Class A  $273, Class C $0, Class I $212
Series   4 - Class A  $248, Class C $8, Class I $10
Series   6 - Class A  $164, Class B $0, Class C $0,
 Class I $18
Series   8 - Class A  $1,472, Class B $5, Class C $7
Series   9 - Class A, Class B, Class C and
 Class I is zero.
Series 10 - Class A  $445, Class C $14, Class I $806
Series 12 - Class A, Class C, and Class I is zero.
Series 14 - Class A $29, Class C $0 and Class I $267.
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $5,076, Class B $15, Class C $215
Series 18 - Class A, Class C and Class I is zero.

73A1/73A2-
Series   2 - Class A  $0.0250, Class C $0,
 Class I $0.0850
Series   4 - Class A  $0.0600, Class C $0.0230,
 Class I $0.0730
Series   6 - Class A  $0.0330, Class B $0, Class C $0,
 Class I $0.0540
Series   8 - Class A  $0.0700, Class B $0.0360,
 Class C $0.0350
Series   9 - Class A, Class B, Class C and
 Class I is zero
Series 10 - Class A  $0.0530, Class C $0.0080,
 Class I $0.0680
Series 12 - Class A, Class C and Class I is zero
Series 14 - Class A $0.0150, Class C $0 and
 Class I $0.0470.
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $0.1220, Class B $0.0710,
 Class C $0.0710
Series 18 - Class A, Class C and Class I is zero


74U1/74U2-
Series   2 - Class A 10,356, Class C 2,346, Class I 2,379
Series   4 - Class A 3,963, Class C 347, Class I 145
Series   6 - Class A 4,750, Class B 211, Class C 1,651,
 Class I 396
Series   8 - Class A 20,914, Class B 146, Class C 208
Series   9 - Class A 4,845, Class B 141, Class C 338,
 Class I 110
Series 10 - Class A 8,283, Class C 1,741, Class I 12,107
Series 12 - Class A 4,874, Class C 527, Class I 2,085
Series 14 - Class A 2,019, Class B $0, Class C $631 and
 Class I 5,673
Series 15 - Class A 43,169, Class B 637, Class C 821,
 Class I 452
Series 16 - Class A 41,330, Class B 208, Class C 3,005
Series 18 - Class A 47, Class C 13, Class I 84


74V1/74V2-
Series   2 - Class A $19.55, Class C $18.97,
 Class I $19.55
Series   4 - Class A $8.79, Class C $8.66, Class I $8.79
Series   6 - Class A $14.05, Class B $13.41,
 Class C $13.39, Class I $14.04
Series   8 - Class A $8.07, Class B $8.15, Class C $8.22
Series   9 - Class A $13.27, Class B $11.43, Class C $11.43,
 Class I $13.41
Series 10 - Class A $10.69, Class C $10.67,
 Class I $10.69
Series 12 - Class A $10.76, Class C $10.34,
 Class I $10.78
Series 14 - Class A $16.31, Class C $14.99,
 Class I $16.76
Series 15 - Class A $7.65, Class B $6.61, Class C $6.61,
 Class I 7.75
Series 16 - Class A $12.40, Class B $12.34,
 Class C $12.33
Series 18 - Class A $12.63, Class C $12.44,
 Class I $12.65